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                                                                   EXHIBIT 10.27



                            SHARE PURCHASE AGREEMENT


                                 By and Between




                            LITE VISION CORPORATION,
                     as the "Buyer" herein, on the one hand,


                                       and


                             DIGITAL RECORDERS, INC.
                                  on the other



                            Dated as of June 30, 1998


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TABLE OF CONTENTS

Section

ARTICLE I
         THE SHARE PURCHASE AND ANCILLARY AGREEMENTS
                  Section 1.1 Purchase of the Shares .......................
                  Section 1.2 Purchase Price ...............................
                  Section 1.3 Option and Registration Rights ...............

ARTICLE II
         CLOSING ...........................................................
                  Section 2.1 The Closing ..................................
                  Section 2.2 Deliveries By DRI ............................
                  Section 2.3 Deliveries by the Buyer ......................
                  Section 2.4 Further Assurances ...........................

ARTICLE III
         REPRESENTATIONS AND WARRANTIES OF DRI

ARTICLE IV
         REPRESENTATIONS AND WARRANTIES OF THE BUYER

ARTICLE V
         COVENANTS OF DRI ..................................................
                  Section 5.1 Conduct of Business ..........................
                  Section 5.2 Access and Information .......................
                  Section 5.3 Information Following Closing ................

ARTICLE VI
         CONDITIONS TO EACH PARTY'S OBLIGATION TO CLOSE

ARTICLE VII
         CONDITIONS TO DRI'S OBLIGATION TO CLOSE ...........................

ARTICLE VIII
         CONDITIONS TO THE BUYER'S OBLIGATION TO CLOSING

ARTICLE IX
         TERMINATION, AMENDMENT AND WAIVER
                  Section 9.1 Termination ..................................
                  Section 9.2 Effect of Termination ........................
                  Section 9.3 Amendment ....................................
                  Section 9.4 Extension; Waiver ............................


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Section

ARTICLE X
         INVESTMENT BANKING FEES ...........................................

ARTICLE XI
         INDEMNIFICATION AND CONTRIBUTION ..................................
                  Section 11.1 Indemnity ...................................
                  Section 11.2 Notice of Proceeding ........................
                  Section 11.3 Contribution ................................

ARTICLE XII
         NOTICES ...........................................................

ARTICLE XIII
         CERTIFICATES OF OFFICERS AND DIRECTORS ............................

ARTICLE XIV
         CONFIDENTIALITY ...................................................

ARTICLE XV
         COUNTERPARTS ......................................................

ARTICLE XVI
         MERGER CLAUSE AND COSTS, FEES AND EXPENSES ........................

ARTICLE XVII
         SEVERABILITY ......................................................

ARTICLE XVIII
         BENEFIT ...........................................................

ARTICLE XIX
         WAIVER ............................................................

ARTICLE XX
         HEADINGS ..........................................................

ARTICLE XXI
         SURVIVAL ..........................................................

ARTICLE XXII
         GOVERNING LAW .....................................................

ARTICLE XXIII
         ARBITRATION........................................................
         TABLE OF ATTACHMENTS ..............................................



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                            SHARE PURCHASE AGREEMENT

         SHARE PURCHASE AGREEMENT, dated as of June 30_, 1998, by and between LITE VISION Corporation, a corporation organized in Taiwan (the "Buyer"), on the one hand, and DIGITAL RECORDERS, INC., a North Carolina corporation ("DRI") on the other.

                              W I T N E S S E T H:

         WHEREAS, on or about May 27, 1998, the Buyer and DRI entered into a letter of understanding (the "Letter"), which describes the general terms on which DRI would sell to Buyer 400,000 restricted shares of DRI Common Stock, par value $.10 per share, of DRI (the "Shares") and an option to purchase an additional 100,000 shares of Common Stock of DRI (the "Option"), together with certain other rights to be vested in the Buyer; and

         WHEREAS, the Letter contemplates that the parties will enter into a definitive agreement and prepare such other documentation as the parties and their respective legal counsel determine is appropriate; and

         WHEREAS, the parties intend that this Share Purchase Agreement (the "Agreement"), together with the schedules, exhibits and other documents attached hereto, serve as the definitive agreement between the parties with respect to the transactions described in the Letter;

         NOW, THEREFORE, in consideration of the covenants, representations, warranties and mutual agreements herein set forth, the Buyer and DRI hereby agree as follows:

                                    ARTICLE I
                   THE SHARE PURCHASE AND ANCILLARY AGREEMENTS

         Section 1.1 Purchase of the Shares. Subject to and upon the terms and conditions hereof and the representations, warranties and covenants contained herein, on the Closing Date (as defined below) DRI shall sell, transfer, assign and deliver certificate(s) representing 400,000 restricted shares of Common Stock of DRI, par value $.10 per share (the "Shares") to the Buyer, and the Buyer shall purchase the Shares from DRI, free and clear of all liens, claims and encumbrances thereon (the "Purchase Transaction").

         Section 1.2 Purchase Price.

         (a) Upon the terms and subject to the conditions herein set forth, DRI and the Buyer agree that on the Closing Date DRI shall sell to the Buyer, and the Buyer shall purchase from DRI, the Shares for aggregate cash consideration of $1,050,000 payable in United States currency (the "Purchase Price").


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(b) At the Closing, DRI shall deliver to the Buyer certificates representing the
Shares against delivery by the Buyer to DRI of the Purchase Price. Certificates for the securities comprising the Shares shall be registered in such name or names and in such authorized denominations as the Buyer may request in writing at least five full business days prior to the Closing Date.

         Section 1.3  Option and Registration Rights.

         (a) Contemporaneously with the execution of this Agreement, the parties shall execute a registration rights agreement (the "Registration Rights Agreement"), a copy of which is attached hereto as Annex I and incorporated by reference herein. The Registration Rights Agreement shall extend to the Buyer the right, after the Closing Date, to have included on a registration statement filed by the Company (other than on Form S-4, S-8 or any successor form) during a three-year period commencing on the Closing Date, the Shares and the Option Shares, if issued (hereinafter defined). The Registration Rights Agreement shall by its terms become effective on the Closing Date (as defined below).

         (b) On the Closing Date, DRI shall execute and deliver to Buyer an option agreement (the "Option Agreement") in the form attached hereto as Annex II and incorporated by reference herein. As set forth in the Option Agreement, DRI will grant to Buyer or its transferee(s), if any, the right to purchase (the "Option") up to an additional 100,000 shares of Common Stock of DRI (the "Option Shares") at an exercise price of $2.4375 ($2-7/16) per share (the "Option Exercise Price"), all as more fully set forth in the Option Agreement. The Option Agreement shall be executed by DRI and delivered to Buyer on the Closing Date. The Buyer shall purchase the Option from DRI for aggregate cash
consideration of $           (the "Option Purchase Price"), which shall be paid
to DRI on the Closing Date.

                                   ARTICLE II
                                     CLOSING

         Section 2.1 The Closing. The closing of the sale of Shares contemplated hereby (the "Closing") shall take place at a date and time to be specified by the Buyer and DRI (the "Closing Date") following satisfaction or waiver of all conditions precedent to Closing as described in Articles VI, VII and VIII hereof, which date, pursuant to the parties' best efforts, shall be June 30, 1998, but not later than July 30, 1998, unless otherwise mutually agreed by the parties. The Closing shall take place at the offices of DRI in Research Triangle Park, North Carolina, or any other place mutually agreeable to the parties, subject to the right of the parties to close by exchange of executed counterpart documents on the Closing Date.

         Section 2.2 Deliveries By DRI. At the Closing, DRI shall deliver to the Buyer or cause to be delivered to the Buyer the following instruments and documents:


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         (a) A certificate or certificates representing the Shares registered in the name of the Buyer or in such name as may be designated by the Buyer. Any sales, stock transfer or other taxes payable in connection with the sale to the Buyer by DRI of the Shares, the Option or the Option Shares shall be paid by the Buyer;

         (b) The opinion of counsel for DRI as provided in Article VIII below;
and

         (c) Such other documents, instruments and certificates of the officers of DRI as are described in Article XIII or as may be reasonably requested by the Buyer.

         Section 2.3 Deliveries by the Buyer. At the Closing, the Buyer shall deliver to DRI or cause to be delivered to DRI the following instruments and documents:

         (a) The Purchase Price as provided in Section 1.2(a) hereof;

         (b) Evidence of compliance with United States securities laws for shareholders owning in excess of 5% of a publicly held entity, including filings of a Form 3 under Section 16(a) of the Securities Exchange Act of 1934, as amended, and a Schedule 13D under Section 13 of the 1934 Act; and

         (c) Such other documents, instruments and certificates of the officers of the Buyer as may be reasonably requested by DRI.

         Section 2.4 Further Assurances. DRI shall execute and deliver on the Closing Date or thereafter any and all such other instruments, and take or cause to be taken all such further action as may be necessary or appropriate to vest fully and confirm to the Buyer title to and possession of the Shares or the Option to be delivered hereunder by DRI.

                                   ARTICLE III
                      REPRESENTATIONS AND WARRANTIES OF DRI

         As a material inducement to the Buyer to (i) enter into this Agreement, and (ii) purchase and acquire the Shares and the Option, DRI represents and warrants to the Buyer, except as disclosed in the Exhibits to this Agreement, that:

         (a) DRI is a corporation duly organized, validly existing and in good standing under the laws of North Carolina.

         (b) Except as disclosed in Exhibit H hereto, DRI does not own or control, directly or indirectly, any interest in any other corporation, joint venture, partnership, association or other business entity.

         (c) DRI has furnished to the Buyer, or will furnish to the Buyer prior to the Closing Date, copies of the audited financial statements of DRI for the years ended December 31, 1997 and 1996 and unaudited financial statements of DRI for the three months ended March 31, 1998 (hereinafter collectively referred to as the "DRI Financial Statements"). The DRI Financial Statements, copies of which are attached as Exhibit A hereto, include, as applicable to the relevant period, a balance sheet and related statements of net income (loss), shareholders' equity and cash flows for the periods ended on such dates.


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         The DRI Financial Statements fairly present the financial position, results of operations and other information purported to be shown therein at the respective dates and for the respective periods to which they apply. The DRI Financial Statements have been prepared in accordance with generally accepted accounting principles (except to the extent that certain footnote disclosures regarding any stub period may have been omitted in accordance with the applicable rules of the Securities and Exchange Commission (the "Commission") under the Securities Exchange Act of 1934, as amended (the "1934 Act"), consistently applied throughout the periods involved, are correct and complete, and are in accordance with the books and records of DRI. The accountants whose report on the audited financial statements is filed with the Commission are, and during the periods covered by the reports included in filings made with the Commission were, independent certified public accountants with respect to DRI within the meaning of the 1934 Act.

         (d) DRI has good and marketable title to all of its properties and assets carried on the DRI Financial Statements and such properties and assets are subject to no material mortgage, pledge, lien, security interest, claim or other encumbrance except (i) as disclosed in the DRI Financial Statements and the notes thereto, or except as otherwise disclosed in this Agreement, or in writing to Buyer, (ii) as may arise in the ordinary course of business, or (iii) the interest of a lessor under any non-capital lease.

         (e) Except as otherwise described on Exhibit B hereto, since March 31, 1998, there has been no material change in the nature of the business of DRI, nor in its financial condition or property, and DRI has incurred no material obligations or liabilities or made any commitments other than as disclosed in DRI Financial Statements or as otherwise disclosed on Exhibit B hereto. Moreover, since March 31, 1998, there has been no damage, destruction or loss or other occurrence or other development (whether or not insured against) which either singly or in the aggregate materially adversely affects DRI and DRI's executive officers have no knowledge of any threatened occurrence or development which would materially adversely affect the properties or assets or the business or operations of DRI.

         (f) Except as disclosed in Exhibit C hereto, DRI is not a party to any employment agreement with any of its officers, directors or shareholders, or to any lease, agreement or other commitment, nor to any pension, insurance, profit sharing or bonus plan.


         (g) Except as otherwise disclosed on Exhibit D hereto, DRI is not a party to any litigation, pending or threatened, nor has any claim been made or, to the best knowledge of DRI's executive officers, asserted against DRI nor are there any proceedings threatened or pending before any federal, state or municipal government, or any department, board, body or agency thereof, involving DRI.

         (h) DRI is not in violation or default of any provision of its Articles of Incorporation or Bylaws or of any provision of any instrument or contract to which it is party or by which


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it is bound or, to the best knowledge of its executive officers, of any provision of any federal, state or local judgment, writ, decree, order, law, statute, rule or government regulation, applicable to it. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a violation or default under any such provision or an event which results in the creation of any lien, charge or encumbrance upon any asset of DRI. DRI has all requisite power and authority to execute, deliver and perform each of (a) this Agreement, (b) the Option Agreement, and (c) the Registration Rights Agreement, and has all requisite power and authority to execute and deliver the certificates representing the Shares and the Option Shares. All necessary corporate proceedings of DRI have been duly taken to authorize the execution, delivery and performance by DRI of this Agreement, the Option Agreement and the Registration Rights Agreement. This Agreement has been duly authorized, executed and delivered by DRI, is the legal, valid and binding obligation of DRI, and is enforceable as to DRI in accordance with its terms. No consent, authorization, approval, order, license, certificate, or permit of or from, or declaration or filing with, any federal, state, local or other governmental authority or any court or other tribunal is required by DRI for the execution, delivery or performance by DRI of this Agreement, the Option Agreement or the Registration Rights Agreement. No consent of any party to any contract, agreement, instrument, lease, license, arrangement or understanding to which DRI is a party, or to which any of its properties or assets are subject, is required for the execution, delivery or performance of this Agreement, the Option Agreement or the Registration Rights Agreement.

         (i) Since March 31, 1998, DRI has not, except as disclosed in Exhibit E hereto, and prior to the Closing, DRI will not have (i) paid or declared any dividends on or made any distributions in respect of, or purchased or redeemed, any of the outstanding shares of its capital stock or issued any additional shares of its capital stock; or (ii) made or authorized any amendments to its Articles of Incorporation, or to its By-Laws; or (iii) mortgaged or pledged or subjected to any lien, charge or other encumbrance, any of its assets, tangible or intangible; or (iv) sold, leased, transferred or contracted to sell, lease or transfer any material assets, tangible or intangible, or entered into any other transactions outside of the ordinary course of business; (v) made any loan or advance to or become obligated as guarantor or otherwise on behalf of any officer, director or shareholder of DRI or to any other person, firm or corporation; (vi) paid any compensation to any officer or director (in their capacities as such) other than in the ordinary course of business; (vii) suffered any labor trouble; (viii) made or become a party to any contract or commitment or renewed, extended, amended or modified any contract or commitment which in any case involved an amount in excess of $100,000 or a term in excess of 180 days, except in the ordinary course of business; (ix) become bound or entered into any contract, commitment or transaction other than in the ordinary course of business or except as otherwise contemplated by this Agreement; or (x) waived any rights which alone or in the aggregate are material to DRI.

         (j) The authorized capitalization of DRI consists of 10,000,000 shares of Common Stock, par value $.10 per share and 1,000,000 shares of Preferred Stock, par value $.10 per share. As of the date hereof, 2,674,075 shares of Common Stock have been duly authorized and validly issued and are outstanding, fully paid and


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nonassessable, and 354 shares of Preferred Stock are issued or outstanding. The
Shares, when issued in accordance with the terms and conditions of this Agreement, and the Option Shares, when issued in accordance with the terms and conditions of the Option Agreement, will be duly authorized, validly issued, fully paid and nonassessable. Except as described in Exhibit F hereto or as may be contemplated by this Agreement, DRI has no commitments or obligations of any nature whatsoever to issue, deliver or sell under any preemptive rights, offer, stock option agreement, bonus agreement or purchase plan, stock incentive compensation plan, conversion right, contingent share agreement or otherwise, any Common Stock or Preferred Stock.

         (k) Except as set forth in Exhibit G hereto, to the best knowledge of DRI's executive officers, DRI has not infringed, and is not now infringing upon, any trademark, trade name, service mark or copyright belonging to any other person, firm or corporation. DRI is not a party to any license agreement, or any other agreement with respect to any trademark, service mark, trade names or applications for same or any copyrights, except as disclosed in Exhibit G hereto. To the best of its knowledge after reasonable inquiry, and except as disclosed on Exhibit G hereto, DRI owns or holds adequate licenses or rights to use all trademarks, service marks, trade names, or copyrights used in the business as now conducted by it and such use does not, and will not, infringe upon or otherwise violate the rights of others in a manner which might have a material adverse effect on DRI.



                                   ARTICLE IV
                   REPRESENTATIONS AND WARRANTIES OF THE BUYER

         As a material inducement to DRI to enter into this Agreement, the Option Agreement, and the Registration Rights Agreement, the Buyer represents and warrants to DRI that:

         (a) The Buyer is a corporation duly organized, validly existing and in good standing under the laws of Taiwan, and is qualified to transact business as a foreign corporation in all other jurisdictions in which the character of its business requires the Buyer to be so qualified; and has all corporate power necessary to engage in the business in which it is presently engaged.

         (b) Neither the execution and delivery of this Agreement nor the consummation of the transactions herein contemplated, will conflict with or result in the breach of, or accelerate the performance required by, any terms of any agreement, or result in the creation of any lien, charge or encumbrance upon any of the properties or assets of the Buyer under the terms of any such agreement.

         (c) The Buyer is not in violation of any term of its articles of incorporation or by-laws, or any mortgage, indenture, contract, license, permit, agreement or instrument to which it is a party, or of any judgment, decree, order, statute, rule or regulation, which violation might have a material adverse effect on the business of the Buyer, and the


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execution, delivery and performance of and compliance with this Agreement will not result in any such violation by the Buyer or be in conflict with or constitute a default under any such document. The Buyer has all requisite power and authority to execute, deliver and perform each of (a) this Agreement, (b) the Option Agreement, and (c) the Registration Rights Agreement, and has all requisite power and authority to purchase and own the Shares, the Option and the Option Shares. All necessary corporate proceedings of the Buyer have been duly taken to authorize the execution, delivery and performance by the Buyer of this Agreement, the Option Agreement and the Registration Rights Agreement. This Agreement has been duly authorized, executed and delivered by the Buyer, and is enforceable as to the Buyer in accordance with its terms. No consent, authorization, approval, order, license, certificate or permit of or from, or declaration or filing with, any Taiwan or United States federal, state, local or other governmental authority or any court or other tribunal is required by the Buyer for the execution, delivery or performance by the Buyer of this Agreement, the Option Agreement or the Registration Rights Agreement. No consent of any party to any contract, agreement, instrument, lease, license, arrangement or understanding to which the Buyer is a party, or to which any of its properties or assets are subject, is required for the execution, delivery or performance of this Agreement, the Option Agreement or the Registration Rights Agreement.

         (d) All corporate action on the part of the Buyer, its officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement and the performance of all obligations of the Buyer hereunder has been taken and this Agreement constitutes a valid and legally binding obligation of the Buyer enforceable in accordance with its terms, subject to bankruptcy, insolvency and other laws of general application relating to or affecting creditors' rights, and general principles of equity.

         (e) The Buyer has provided DRI with full and complete access to information concerning all material aspects of, and information with respect to, the Buyer. All information which has been communicated by the Buyer to DRI with respect to the business and operations of the Buyer are true, correct and complete in all material respects.

         (f) The Buyer is acquiring the Shares and the Option, upon payment for and delivery thereof, not with a view to the distribution or public resale thereof within the meaning of the 1933 Act. The Buyer further agrees that DRI may cause to be set forth on the certificates for the Shares and, if and when issued, the Option Shares, to be delivered to the Buyer hereunder and pursuant to the Option Agreement a legend in substantially the following form:

                  These securities have not been registered under the Securities Act of 1933, as amended, and may be offered and sold only if registered pursuant to the provisions of that Act or if, in the opinion of counsel to the seller an exemption from registration thereunder is available, the availability of which must be established to the satisfaction of DRI.

         DRI shall not be obligated to recognize any purported transfer by the Buyer of the Shares, the Option or the Option Shares unless accompanied by an opinion of the Buyer's counsel in form and substance satisfactory to counsel for DRI to the effect that such transfer is not in violation of the 1933 Act.


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                                    ARTICLE V
                                COVENANTS OF DRI

         Section 5.1 Conduct of Business. From the date hereof until the Closing, except as permitted by this Agreement, reflected in the Exhibits hereto or as otherwise consented to by the Buyer in writing, which consent shall not be unreasonably withheld, DRI shall:

         (a) Carry on its business only in the ordinary course, in substantially the same manner in which it previously has been conducted;

         (b) Maintain its real and personal property in as good condition and repair as of the date hereof, except for ordinary wear and tear;

         (c) Perform in all material respects all of its material obligations under all contracts to which DRI is a party;

         (d) Use reasonable efforts to preserve intact its present business organization and to keep available the services of its present officers and employees;

         (e) Not amend its charter or By-Laws;

         (f) Not take any action or engage in any transaction which would cause any of the representations made by DRI herein to be untrue as of the Closing Date or would cause DRI to be in breach of the terms and conditions of this Agreement;

         (g) Maintain its books of account in its usual, regular and ordinary manner;

         (h) Comply with all registration, filing and reporting requirements of the 1934 Act;

         (i) Maintain a listing of the Common Stock with The Nasdaq Stock Market, Inc.;

         (j) Not issue any shares of its capital stock, except upon the exercise of any currently outstanding option, warrant, convertible security or similar right which is described in Exhibit G hereto; or

         (k) Not increase, decrease, or exchange any of its outstanding Common Stock for a different number or class of securities through reorganization, reclassification, share dividend, share split, or similar change in the capitalization of DRI.

         Section 5.2 Access and Information. DRI shall give to the Buyer and its representatives full access at all reasonable times prior to the Closing to the properties, books and records of DRI and to furnish such information and documents in its possession relating to DRI as the Buyer may reasonably request.

         Section 5.3 Information Following Closing. For a period of two years after the Closing, DRI shall furnish Buyer, without charge, such of the following documents as may be requested by Buyer:


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         (i) As soon as practicable after they have been filed with the
Commission, one copy of each annual and interim financial and other report or communication filed with the Commission; and

         (ii) Such additional documents and information with respect to DRI and its affairs as the Buyer may from time to time reasonably request.


                                   ARTICLE VI
                 CONDITIONS TO EACH PARTY'S OBLIGATION TO CLOSE

         In addition to those specific conditions set forth in Articles VII and VIII below, the obligations of the Buyer and DRI to consummate the transactions described herein shall be subject to the following:

         (a) No government regulatory body or agency shall have instituted court action or legal proceedings seeking preliminary or permanent injunctive relief prohibiting purchase of the Shares, the Option or the Option Shares.

         (b) The performance of all conditions precedent to Closing set forth in Articles VII and VIII below.

         (c) From the date of this Agreement to the Closing Date, there shall have been no material adverse change (i) in the business or properties of DRI, or (ii) in the financial condition of DRI, and the property, business and operations of DRI shall have not been materially and adversely affected due to any fire, accident or other casualty or by any act of God, whether or not insured.



                                   ARTICLE VII
                     CONDITIONS TO DRI'S OBLIGATION TO CLOSE

         DRI's obligation to complete the transactions provided for herein shall be subject to the performance by the Buyer of all its agreements to be performed hereunder on or before the Closing, and to the further conditions that:

         (a) The representations and warranties of the Buyer contained in
Article IV hereof are true and correct in all material respects as of the Closing with the same effect as if made on and as of such date and the officers of the Buyer shall so certify thereto.

         (b) The Buyer shall have performed and complied with all the terms and conditions required by this Agreement, the Option Agreement and the Registration Rights Agreement to be performed or complied with by it prior to the Closing.

         (c) The Buyer shall furnish to DRI resolutions of the Board of Directors of the Buyer, certified by an appropriate officer of the Buyer, approving the execution, delivery


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


and performance of this Agreement, the Option Agreement and the Registration Rights Agreement. Additionally, at the Closing, the Buyer shall furnish an officer's certificate in favor of DRI which shall provide (i) that the Buyer is an existing corporation under the laws of Taiwan and (ii) that the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been authorized by all necessary action, corporate or otherwise, by the Buyer, and (iii) that the consummation of the transactions contemplated by this Agreement do not conflict with or result in a breach of any terms, condition or provision of the Articles of Association of the Buyer or any note, indenture, mortgage, deed of trust or other agreement or instrument known to such officer to which the Buyer is a party or by which the Buyer or any of its property is bound.



                                  ARTICLE VIII
                  CONDITIONS TO THE BUYER'S OBLIGATION TO CLOSE

         The Buyer's obligation to complete the transactions provided for herein shall be subject to the performance by DRI of all agreements to be performed hereunder on or before the Closing, and to the further conditions that:

         (a) The representations and warranties of DRI contained in Article III and the covenants of DRI contained in Article V hereof are true and correct and have been performed or satisfied in all material respects as of the Closing with the same effect as if made or performed on and as of such date and DRI shall so certify to the Buyer.

         (b) There shall have been no material adverse change in the operating results or financial condition of DRI since March 31, 1998, except as described in Exhibit B which are attached to this Agreement and DRI shall so certify in writing to the Buyer.

         (c) The Buyer shall have received from Gray, Layton, Kersh, Solomon, Sigmon, Furr & Smith, P.A. and Berliner Zisser Walter & Gallegos, P.C., an opinion dated the Closing, to the following effect:

                  (i) DRI is a corporation duly organized, validly existing and in good standing under the laws of North Carolina.

                  (ii) The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction, if any, in which the ownership or leasing of its properties and assets or the conduct of its business requires such qualification, except where the failure to be so qualified or be in good standing would not have a material adverse effect on the condition (financial or otherwise), earnings, operations, business or business prospects of the Company taken as a whole. DRI has all corporate power and authority necessary to engage in the business in which it is presently engaged and to execute, deliver and perform its obligations under this Agreement. There are no options, puts, calls, or other rights outstanding to purchase or sell DRI's securities, other than as contemplated in this Agreement or as disclosed in the Annexes or Exhibits hereto.


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


                  (iii) DRI's authorized capitalization consists of 10,000,000 shares of Common Stock, par value $.10 per share, and 1,000,000 shares of Preferred Stock, par value $.10 per share. At the Closing Date and prior to the issuance of the Shares, and as described in Exhibit E hereto, there will be 2,674,075 shares of Common Stock issued and outstanding, and 354 shares of Preferred Stock issued and outstanding. All of such outstanding shares of capital stock have been duly authorized and are validly issued and are fully paid and nonassessable.


                  (iv) Execution and delivery of this Agreement and the Registration Rights Agreement, and the consummation of the transactions contemplated thereby have been duly and validly authorized by all necessary action, corporate or otherwise, by DRI. This Agreement and the Registration Rights Agreement are legal, valid and binding obligations of DRI, enforceable against DRI in accordance with their terms except as enforcement may be limited by general equitable principles or bankruptcy, insolvency or similar laws affecting creditors' rights generally. DRI has all requisite power and authority to execute, deliver and perform this Agreement and the Registration Rights Agreement. All necessary corporate proceedings of DRI have been taken to authorize the execution, delivery and performance by DRI of this Agreement and the Registration Rights Agreement.

                  (v) There are no preemptive rights to acquire DRI's Common Stock or Preferred Stock.

                  (vi) The Shares, when issued in accordance with the terms and conditions of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable and will be free and clear of any adverse claim, security interest, lien, pledge, option, encumbrance or restriction whatever; provided, however, that the Shares will be "restricted securities" as such term is defined under the 1933 Act (unless registered for sale as described in the Registration Rights Agreement) and the certificates representing the Shares will contain a legend to reflect such status; and provided further that the Buyer's status as an "affiliate" as defined under the 1933 Act may subject the Buyer to certain restrictions as provided in the 1933 Act, the 1934 Act, or the rules and regulations thereunder.

                  (vii) To the best knowledge of such counsel, DRI is not in violation or default of any provision of its Articles of Incorporation or ByLaws or of any provision of any instrument or contract to which it is party or by which it is bound or, of any provision of any federal, state or local judgment, writ, decree, order, law, statute, rule or government regulation, applicable to it. To the best knowledge of such counsel, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a violation or default under any such provision or an event which results in the creation of any lien, charge of encumbrance upon any asset of DRI. No consent, authorization, approval, order, license, certificate, or permit of or from, or declaration or filing with any federal, state, local or other governmental authority or any court or other tribunal is required by DRI for the execution, delivery or performance by DRI of this Agreement or the Registration Rights Agreement. To the best knowledge of such counsel, no consent of any party to any contract, agreement, instrument, lease, license, arrangement or understanding to which DRI is a party, or to which any of its properties or assets are subject, is required for the execution, delivery or performance of this Agreement or the Registration Rights Agreement.

                  (viii) The offer and sale of the Shares are exempt from the registration requirements of Section 5 of the 1933 Act.

                  (ix) Except as disclosed in this Agreement or the Exhibits hereto, such counsel is not aware of any pending or threatened action, suit, proceeding or investigation before any court or any public, regulatory, or governmental agency, authority or body, involving DRI or any of its existing officers or directors and such counsel do not know of any legal matter or government proceedings regarding DRI.

         In rendering such an opinion, counsel for DRI may rely (i) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of DRI; and (ii) to the extent they deem proper, upon written statements or certificates of officers of departments of various jurisdictions having custody of documents respecting the corporate existence or good standing of DRI, provided that copies of any such statements or certificates shall be delivered to counsel for the Buyer.

         (d) At the date of this Agreement, the Board of Directors of DRI consists of a total of eight directorships. At the Closing, the Board of Directors shall have adopted resolutions expanding the Board of Directors to a total of nine directorships and, on such date, a nominee designated by the Buyer shall be appointed to serve on the Board of Directors of DRI.

         (e) DRI shall have performed and complied with all the terms and conditions required by this Agreement and the Registration Rights Agreement to be performed or complied with by it on or before the Closing.

                                   ARTICLE IX
                        TERMINATION, AMENDMENT AND WAIVER

         Section 9.1 Termination. This Agreement and each agreement contemplated hereby may be terminated at any time prior to the Closing:

         (a) Mutual Consent. By the mutual written consent of the Buyer and DRI.

         (b) Breach. By DRI if there has been a material breach of any representation, warranty or agreement on the part of the Buyer set forth in this Agreement, or by the Buyer if there has been a material breach of any representation, warranty, covenant or agreement on the part of DRI set forth in this Agreement.

         (c) No Consummation. By either DRI or the Buyer if the Purchase Transaction shall not have been consummated on or before July 30, 1998, unless extended by mutual agreement of the parties.

         (d) Litigation. By either DRI or the Buyer if any litigation or proceeding has been instituted with a view of restraining or prohibiting consummation of the transaction contemplated by this Agreement.

         Section 9.2 Effect of Termination. In the event of termination of this Agreement or any agreement contemplated hereby, this Agreement or any such other agreement shall forthwith become void and there shall be no liability or obligation hereunder or thereunder on the part of any party hereto.

         Section 9.3 Amendment. This Agreement may be amended by the parties hereto at any time before or after approval hereof. This Agreement or any agreement contemplated hereby may not be amended except by an instrument in writing signed on behalf of each of the parties thereto.

         Section 9.4 Extension: Waiver. At any time prior to the Closing the parties hereto may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument signed on behalf of such party.


                                    ARTICLE X
                             INVESTMENT BANKING FEES

         DRI and the Buyer each represent that, except as described in this
Article X, neither has employed any broker or agent or entered into any agreement for the payment of any fees or compensation to any other person, firm or corporation in connection with this transaction.


                                   ARTICLE XI
                        INDEMNIFICATION AND CONTRIBUTION

         Section 11.1 Indemnity. Subject to the conditions set forth below, DRI agrees to indemnify and hold harmless the Buyer, its officers, directors, partners, employees, agents, and counsel, and each person, if any, who controls the Buyer within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act, against any and all loss, liability, claim, damage, and expense whatsoever (which shall include, for all purposes of this Article XI, but not be limited to, attorneys' fees and any and all expense whatsoever incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever and any and all amounts paid in settlement of any claim or litigation) as and when incurred, arising out of, resulting from, based upon, or in connection with any breach of any representation, warranty, covenant, or agreement of DRI contained in this Agreement. The foregoing agreement to indemnify shall be in addition to any liability DRI may otherwise have, including liabilities arising under this Agreement. The Buyer agrees to indemnify and hold harmless DRI, its officers, directors, partners, employees, agents, and counsel and each person, if any, who controls DRI within the meaning of Section 15 of the 1933 Act or
Section 20(a) of the 1934 Act, against any and all loss, liability, claim, damage, and expense whatsoever (which shall include, for all purposes of this Article XI, but not be limited to, attorneys' fees and any and all expense whatsoever incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever and any and all amounts paid in settlement of any claim or litigation) as and when incurred, arising out of, resulting from, based upon, or in connection with any breach of any representation, warranty, covenant, or agreement of Buyer contained in this Agreement.

         Except as otherwise agreed by the parties in Article X hereof, (i) DRI shall indemnify the Buyer for any broker's or finder's fees which may become payable as a result of any promise or contract which may have been made by DRI to or with any such broker or finder and (ii) the Buyer shall indemnify DRI for any broker's or finder's fees which may become payable as a result of any promise or contract which may have been made by the Buyer to or with any such broker or finder.

         Section 11.2 Notice of Proceeding. If any action is brought against DRI, the Buyer or any of their officers, directors, employees, agents or counsel, or any controlling persons (an "Indemnified Party" or collectively "Indemnified Parties"), in respect of which indemnity may be sought against the other party (the "Indemnifying Party") pursuant to the foregoing paragraph, such Indemnified Party or Parties shall promptly notify the Indemnifying Party in writing of the institution of such action (but the failure so to notify shall not relieve the Indemnifying Party from any liability it may have) and the Indemnifying Party shall promptly assume the defense of such action including the employment of counsel satisfactory to such Indemnified Party or Parties and payment of expenses. Such Indemnified Party or Parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties, unless the employment of such counsel shall have been authorized in writing by the Indemnifying Party in connection with the defense of such action or the Indemnifying Party shall not have promptly employed counsel satisfactory to the Indemnified Party or Parties to have charge of the defense of such action or such Indemnified Party or Parties shall have reasonably concluded that there may be one or more legal defenses available to it or them or other indemnified parties which are different from or additional to those available to the Indemnifying Party, in any of which events such fees and expenses shall be borne by the Indemnifying Party and the Indemnifying Party shall not have the right to direct the defense of such action on behalf of the Indemnified Party or Parties. Anything in this paragraph to the contrary notwithstanding, the Indemnifying Party shall not be liable for any settlement of any claim or action effected without its written consent.

         Section 11.3 Contribution. To provide for just and equitable contribution if (i) an Indemnified Party makes a claim for indemnification pursuant to the language set forth in Sections 11.1 and 11.2 above, but it is found in a final judicial determination, not subject to further appeal, that such indemnification may not be enforced in such case, even though this Agreement expressly provides for indemnification in such case, or (ii) any

Indemnified Parties seek contribution under the 1933 Act, the 1934 Act, or otherwise, then the parties shall contribute to any and all losses, liabilities, claims, damages and expenses whatsoever to which any of them may be subject, in accordance with the relative fault of the parties in connection with the facts which result in such losses, liabilities, claims, damages and expenses. The relative fault, in the case of an untrue statement, alleged untrue statement, omission or alleged omission, shall be determined by, among other things, whether such statement, alleged statement, omission or alleged omission relates to information supplied by DRI or the Buyer, the parties' relative intent, knowledge, access to information and the opportunity to correct such statement, alleged statement, omission or alleged omission. The parties agree that it would be unjust and inequitable if the respective obligations of each of the parties for contribution were determined by prorata or per capita allocation of the aggregate losses, liabilities, claims, damages and expenses or by any other method of allocation that does not reflect the equitable considerations referred to herein. No persons guilty of a fraudulent misrepresentation within the meaning of Section 11 (f) of the 1933 Act shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation.


                                   ARTICLE XII
                                     NOTICES

         Any notice given under this Agreement shall be deemed to have been given sufficiently if in writing and sent by registered or certified mail, return receipt requested and postage prepaid, by receipt confirmed facsimile transmission, or by tested telex, telegram or cable addressed as follows:

If to DRI:               Digital Recorders, Inc.
                                 2300 Englert Drive, Suite B
                                 Durham, NC  27713


With a copy to:          Mr. Robert W. Walter
                                 Berliner Zisser Walter & Gallegos, P.C.
                                 One Norwest Center
                                 1700 Lincoln Street, Suite 4700
                                 Denver, CO  80203-4547


                         Mr. David M. Furr
                                 Gray, Layton, Kersh, Solomon,
                                       Sigmon, Furr & Smith, P.A.
                                 Post Office Box 2636
                                 Gastonia, NC  28053-2636

If to the Buyer:         Lite Vision Corporation
                                 5th Floor, No. 539-3, Chung-Chen Road
                                 Hsin-Tien City, Taipei Hsien
                                 Taiwan, R.O.C.

or to any other address or addresses which may hereafter be designated by any party by notice given in such manner. All notices shall be deemed to have been given as of the date of receipt.


                                  ARTICLE XIII
                     CERTIFICATES OF OFFICERS AND DIRECTORS

         The Buyer and DRI shall provide to each other certificates at the Closing verifying the representations and warranties made by each party hereto. Any certificate or other document executed by any officer of DRI or the Buyer and delivered to the other party or its counsel shall be deemed a representation and warranty by such officer on behalf of DRI or the Buyer as to the statements made therein.


                                   ARTICLE XIV
                                 CONFIDENTIALITY

         In connection with this Agreement, the Buyer acknowledges that it has received from DRI certain proprietary information, trade secrets, financial statements and supporting information, together with statistics, analyses, compilations, studies and other documents or records prepared by any person including the Buyer, its agents, advisors, affiliates or representatives (collectively "Representatives") which contain or otherwise reflect or are generated from such information (collectively the "Confidential Material"). The Buyer agrees that the Confidential Material has not and will not be used other than in connection with the purchase of the Shares, the Option and the Option Shares. The Buyer has and will make all necessary and appropriate efforts to safeguard the Confidential Material from disclosure to anyone other than as permitted hereby. Without the prior written consent of DRI, the Buyer will not, except as required by law, and will direct its representatives not to, disclose to any person the fact that the Confidential Material has been made available to the Buyer or that the Buyer has inspected any portion of the Confidential Material. The term "person" as used herein shall be broadly interpreted to include without limitation, any corporation, company, partnership and individual or group.

         In the event that the Buyer or any of its Representatives is requested or required (by oral question or request for information or documents in legal proceedings, interrogatories, subpoena, civil investigative demand or similar process) to disclose any information supplied to the Buyer in the course of its dealings with DRI or its Representatives, it is agreed that the Buyer will provide DRI with prompt notice of any request or requirement so that either the Buyer or DRI or both of them may seek an appropriate protective order and/or, by mutual written agreement, waive the Buyer's compliance with the provisions of this Agreement. It is further agreed that if, in the absence of a protective order or receipt of a waiver, the Buyer or any of its Representatives is nonetheless, in the reasonable written opinion of its counsel, compelled to disclose information concerning DRI to any court or else stand liable for contempt or suffer other censure, the Buyer or such Representative may disclosure such information to such court. In any event, the Buyer will not oppose action by, and will cooperate with, DRI to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded to such information.

         The term "Confidential Material" does not include information (i) which was known to the Buyer or that the Buyer had in its possession prior to the disclosure of confidential information by DRI hereunder, (ii) which becomes generally available to the public other than as a result of a disclosure by the Buyer or its Representatives, (iii) which becomes available to the Buyer on a nonconfidential basis from a source other than DRI or its Representatives, provided that such source is not bound by a confidentiality agreement with DRI or its Representatives or otherwise prohibited from transmitting the information to the Buyer by a contractual, legal or fiduciary obligation, or (iv) which otherwise becomes known to the Buyer in a manner which does not violate the proprietary rights of DRI.

         Any of the Confidential Material shall be the property of DRI and, upon request of DRI, all such Confidential Material shall be returned to DRI or furnished to DRI without the Buyer retaining any copy thereof.

         DRI shall be entitled to seek any relief as may be necessary to enforce the terms of this Article XIV in the event of a breach by the Buyer or its Representatives.


                                   ARTICLE XV
                                  COUNTERPARTS

         This Agreement may be executed in any number of counterparts, each of which when executed and delivered shall be an original, but all of such counterparts shall constitute one and the same instrument.


                                   ARTICLE XVI
                   MERGER CLAUSE AND COSTS, FEES AND EXPENSES

         This Agreement supersedes all prior agreements and understandings between the parties, and may not be changed or terminated orally, and no attempted change, termination or waiver of any of the provisions hereof shall be binding unless in writing and signed by the parties hereto. Each party shall pay its own expenses incident to the preparation, execution and delivery of this Agreement and the consummation of the transactions described herein including, without limitation, all fees of counsel, accountants and other professional fees and expenses.


                                  ARTICLE XVII
                                  SEVERABILITY

         In the event that any provision of this Agreement is determined to be partially or wholly invalid, illegal or unenforceable, then such provision shall be deemed to be modified or restricted to the extent necessary to make such provision valid, binding and enforceable or, if such a provision cannot be modified or restricted in a manner so as to make such provision valid, binding and enforceable, then such provision shall be deemed to be excised from this Agreement and the validity, binding effect and enforceability of the remaining provisions of this Agreement shall not be affected or impaired in any manner.


                                  ARTICLE XVIII
                                     BENEFIT

         The terms and conditions of this Agreement shall inure to the benefit of, and shall be binding upon, the successors and assigns of the parties hereto, and the persons and entities referred to in Article XI who are entitled to indemnification or contribution and their respective successors, legal representatives and assigns and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement, the Option Agreement or the Registration Rights Agreement or any provision herein or therein contained.


                                   ARTICLE XIX
                                     WAIVER

         The failure of any party to insist upon the strict performance of any of the provisions of this Agreement shall not be considered as a waiver of any subsequent default of the same or similar nature. Time is of the essence in this Agreement.


                                   ARTICLE XX
                                    HEADINGS

         The headings for the sections of this Agreement are inserted for convenience in reference only and shall not constitute a part hereof.


                                   ARTICLE XXI
                                    SURVIVAL

         The respective agreements, representations, warranties, covenants and other statements of the Buyer and DRI set forth in this Agreement shall survive and remain in full force and effect for a period of one (1) year from the Closing, regardless of any investigation or inspection made on behalf of the Buyer or DRI.


                                  ARTICLE XXII
                                  GOVERNING LAW

         This Agreement shall be governed by and construed according to the laws of the State of North Carolina, without giving effect to conflict of laws.


                                  ARTICLE XXIII
                                   ARBITRATION

         All disputes arising in connection with the present agreement shall be finally settled by arbitration in accordance with the Commercial Arbitration Rule of the American Arbitration Association by one or more arbitrators.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed the day and year first above written.

                                       THE BUYER:

                                       LITE VISION CORPORATION


                                       By
                                         ------------------------------------

                                       Print Name:
                                                  ---------------------------

                                       Title:
                                             --------------------------------


ATTEST:

------------------------------

                                       DRI:

                                       DIGITAL RECORDERS, INC.


                                       By
                                         ------------------------------------

                                       Print Name:
                                                  ---------------------------

                                       Title:
                                             --------------------------------


ATTEST:

------------------------------

TABLE OF ATTACHMENTS


ANNEX        SECTION REFERENCE     ARTICLE AND DESCRIPTION
-----        -----------------     -----------------------

I            Section 1.3a          Registration Rights Agreement

II           Section 1.3(b)        Option Agreement


EXHIBIT      SECTION REFERENCE     ARTICLE AND DESCRIPTION
-------      -----------------     -----------------------

A            Article III(c)(ii)    DRI Financial Statements

B            Article III(e)        Material Changes or
                                   Commitments in DRI's Business

C            Article III(f)        Material Agreements

D            Article III(g)        Litigation

E            Article III(i)        Dividends, Distributions,
                                   Disbursements and other
                                   material changes of DRI

F            Article III(j)        Commitments to issue Common
                                   Stock

G            Article III(k)        Infringement Exceptions and
                                   License Agreements

H            Article III(b)        Subsidiaries of DRI